Name: RILEY TECHNOLOGIES LLC

Address: 170 OVERHILL DR

MOORESVILLE,NC 28117-8006

9511504438
Customer Number

00003
Note Number

BB&T

NOTE MODIFICATION AGREEMENT

$ 1,500,000.00	07/17/2007	$ 1,500,000.00	08/27/2009
Original Amount of Note	Original Date	Modification Amount	Modification Date

This Note Modification Agreement (hereinafter Agreement) is made and entered into this 27th day of August, 2009 by and between RILEY TECHNOLOGIES LLC maker(s), co-maker(s), endorser(s), or other obligor(s) on the Promissory Note (as defined below), hereinafter also referred to jointly and severally as Borrower(s); Branch Banking and Trust Company, a North Carolina banking corporation, hereinafter referred to as Bank; and ______ owners other than Borrower(s) (if any) of any property pledged to secure performance of Borrower(s)'s obligations to Bank, hereinafter referred to jointly and severally as Debtor(s)/Grantor(s).

Witnesseth: Whereas, Borrower(s) has previously executed a Promissory Note payable to Bank, which Promissory Note includes the original Promissory Note and all renewals, extensions and modifications thereof, collectively "Promissory Note", said Promissory Note being more particularly identified by description of the original note above; and Borrower(s) and Bank agree that said Promissory Note be modified only to the limited extent as is hereinafter set forth; that all other terms, conditions, and covenants of said Promissory Note remain in full force and effect, and that all other obligations and covenants of Borrower(s), except as herein modified, shall remain in full force and effect, and binding between Borrower(s) and Bank; and Whereas Debtor(s)/Grantor(s), if different from Borrower(s), has agreed to the terms of this modification; NOW THEREFORE, in mutual consideration of the premises, the sum of Ten Dollars ($10) and other good and valuable consideration, each to the other parties paid, the parties hereto agree that said Promissory Note is amended as hereinafter described:

[ ] Borrower shall pay a prepayment fee as set forth in the Prepayment Fee Addendum attached hereto.

INTEREST RATE, PRINCIPAL AND INTEREST PAYMENT TERM MODIFICATIONS (To the extent no change is made, existing terms continue. Sections not completed are deleted.)

Interest shall accrue from the date hereof on the unpaid principal balance outstanding from time to time at the:

[ ] Fixed Rate of ______ % per annum.

[X] Variable rate of the Bank's Prime Rate plus 0.250 % per annum to be adjusted Daily as the Bank's Prime Rate changes.

[X] As of the Modification Date, any fixed, floating, or average maximum rate and fixed minimum rate in effect by virtue of the Promissory Note(s) are hereby deleted. If checked here [X] the interest rate will not exceed a(n) [X] fixed [ ] average maximum rate of 99.000 % or a [ ] floating maximum rate of the greater of ______ % or the Bank's Prime Rate; and the interest rate will not decrease below a fixed minimum rate of 4.500 %. If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made: [ ] when the Note is repaid in full by Borrower [ ] annually beginning on ______

[ ] ______

Principal and Interest are payable as follows:

[X] Principal (plus any accrued interest not otherwise scheduled herein) } is due in full at maturity on 08/10/2010
[ ] Principal plus accrued interest

[ ] Payable in consecutive ______ installments of [ ] Principal [ ] Principal and Interest } commencing on ______ and continuing on the same day of each calendar period thereafter, in ______ equal payments of $ ______, with one final payment of all remaining principal and accrued interest due on ______.

[ ] ChoiceLine Payment Option: 2% of outstanding balance is payable monthly commencing on ______ and continuing on the same day of each month thereafter, with one final payment of all remaining principal and accrued interest due on ______.

[X] Accrued interest is payable Monthly commencing on September 10, 2009 and continuing on the same day of each calendar period thereafter, with one final payment of all remaining interest due on August 10, 2010

[ ] Bank reserves the right in its sole discretion to adjust the fixed payment due hereunder ______ on ______ and continuing on the same day of each calendar period thereafter, in order to maintain an amortization period of no more than ______ months from the date of the initial principal payment due hereunder. Borrower understands the payment may increase if interest rates increase.

[ ] At the Borrower's request, the Bank has agreed to readvance the principal amount of $ ______. The outstanding principal balance under the Promissory Note prior to the readvance is $ ______, making the total outstanding principal balance now due under the Promissory Note and this Agreement to be $ ______ ("Modification Amount").

[ ] ______

[ ] ______

[ ] Borrower hereby authorizes Bank to automatically draft from its demand deposit or savings account(s) with Bank or other bank, any payment(s) due under this Note on the date(s) due. Borrower shall provide appropriate account number(s) for account(s) at Bank or other bank.

The following scheduled payment(s) is (are) deferred:

[ ] $ ______ principal
[ ] $ ______ interest } payment(s) due on ______

is (are) hereby deferred. Payments will resume on ______ according to the schedule contained herein or to the existing schedule (if no other changes are made herein).

ACCOUNT# / NOTE#

9511504438 00003

1373NC (0604)

The Borrower(s) promises to pay Bank, or order, a late fee in the amount of four percent (4%) of any installment past due for fifteen (15) or more days. Where any installment payment is past due for fifteen (15) or more days, subsequent payments shall first be applied to the past due balance. In addition, the undersigned shall pay to Bank a returned payment fee if the undersigned or any other obligor hereon makes any payment at any time by check or other instrument, or by any electronic means, which is returned to Bank because of nonpayment due to nonsufficient funds.

COLLATERAL: ☐ The Promissory Note, as modified, and the performance of the terms of any agreement or instrument relating to, evidencing, or securing the Promissory Note, as modified, shall be additionally secured by collateral hereinafter described, a new security instrument shall be executed by Borrower(s), and/or Debtor(s)/Grantor(s), and all other steps necessary to perfect or record the Bank's lien with priority acceptable to Bank shall be taken. In addition to Bank's right of off-set and to any liens and security interests granted to Bank in the Agreements, the undersigned hereby grants to Bank a security interest in all of its depository accounts with and investment property held by Bank, which shall serve as collateral for the indebtedness and obligations evidenced by this Note.

Deed(s) of Trust / Mortgage(s) granted in favor of Bank as beneficiary / mortgagee:

☐ dated ____________________ in the maximum principal amount of $ ____________________

granted by ____

☐ dated ____________________ in the maximum principal amount of $ ____________________

granted by ____

Security Agreement(s) granting a security interest to Bank:

☐ dated ____________________ given by ____________________

____

☐ dated ____________________ given by ____________________

____

☐ Securities Account Pledge and Security Agreement dated ____________________, executed by

____

☐ Control Agreement(s) dated ____________________, covering ☐ Deposit Account(s) ☐ Investment Property ☐ Letter of Credit Rights ☐ Electronic Chattel Paper

☐ Assignment of Certificate of Deposit, Security Agreement, and Power of Attorney (for Certificated Certificates of Deposit) dated ____________________, executed by ____________________

____

☐ Pledge and Security Agreement for Publicly Traded Certificated Securities dated ____________________, executed by ____________________

☐ Assignment of Life Insurance Policy as Collateral dated ____________________, executed by

____

☐ Loan Agreement dated ____________________, executed by Borrower and ☐ Guarantor(s).

☐ ____

☐ ____

☐ The collateral hereinafter described shall be and hereby is deleted as security interest for payment of the aforesaid Promissory Note:

____

____

OTHER: ____

If the Promissory Note being modified by this Agreement is signed by more than one person or entity, the modified Promissory Note shall be the joint and several obligation of all signers and the property and liability of each and all of them. It is expressly understood and agreed that this Agreement is a modification only and not a novation. The original obligation of the Borrower(s) as evidenced by the Promissory Note above described is not extinguished hereby. It is also understood and agreed that except for the modification(s) contained herein said Promissory Note, and any other Loan Documents or Agreements evidencing, securing or relating to the Promissory Note and all singular terms and conditions thereof, shall be and remain in full force and effect. This Agreement shall not release or affect the liability of any co-makers, obligors, endorsers or guarantors of said Promissory Note. Borrower and Debtor(s)/Grantor(s), if any, jointly and severally consent to the terms of this Agreement, waive any objection thereto, affirm any and all obligations to Bank and certify that there are no defenses or offsets against said obligations or the Bank, including without limitation the Promissory Note. Bank expressly reserves all rights as to any party with right of recourse on the aforesaid Promissory Note.

In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased or supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank's sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as any interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in any variable interest rate based on an index such as the Bank's Prime Rate; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount. However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount. Notwithstanding any other provision contained in this agreement, in no event shall the provisions of this paragraph be applicable to any Promissory Note which requires disclosures pursuant to the Consumer Protection Act (Truth-in-Lending Act), 15 USC § 1601, et seq., as implemented by Regulation Z.

Borrower agrees that the only interest charge is the interest actually stated in this Note, and that any loan or origination fee shall be deemed charges rather than interest, which charges are fully earned and non-refundable. It is further agreed that any late charges are not a charge for the use of money but are imposed to compensate Bank for some of the administrative services, costs and losses associated with any delinquency or default under this Note, and said charges shall be fully earned and non-refundable when accrued. All other charges imposed by Bank upon Borrower in connection with this Note and the loan including, without limitation, any commitment fees, loan fees, facility fees, origination fees, discount points, default and late charges, prepayment fees, statutory attorneys' fees and reimbursements for costs and expenses paid by Bank to third parties or for damages incurred by Bank are and shall be deemed to be charges made to compensate Bank for underwriting and administrative services and costs, other services, and costs or losses incurred and to be incurred by Bank in connection with this Note and the loan and shall under no circumstances be deemed to be charges for the use of money. All such charges shall be fully earned and non-refundable when due.

The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of the Promissory Note(s) permitted by N.C.G.S. § 24-1.1.

In the words "Prime Rate", "Bank Prime Rate", "BB&T Prime Rate", "Bank's Prime Rate" or "BB&T's Prime Rate" are used in this Agreement, they shall refer to the rate announced by the Bank from time to time as its Prime Rate. The Bank makes loans both above and below the Prime Rate and uses indexes other than the Prime Rate. Prime Rate is the name given a rate index used by the Bank and does not in itself constitute a representation of any preferred rate or treatment.

Unless otherwise provided herein, it is expressly understood and agreed by and between Borrower(s), Debtor(s)/Grantor(s) and Bank that any and all collateral (including but not limited to real property, personal property, fixtures, inventory, accounts, instruments, general intangibles, documents, chattel paper, and equipment) given as security to insure faithful performance by Borrower(s) and any other third party of any and all obligations to Bank, however created, whether now existing or hereafter arising, shall remain as security for the Promissory Note as modified hereby.

It is understood and agreed that if Bank has released collateral herein, it shall not be required or obligated to take any further steps to release said collateral from any lien or security interest unless Bank determines, in its sole discretion, that it may do so without consequence to its secured position and relative priority in other collateral; and unless Borrower(s) bears the reasonable cost of such action. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same, or of any other right on any further occasion. Each of the parties signing this Agreement regardless of the time, order or place of signing waives presentment, demand, protest, and notices of every kind, and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there is available to the Bank collateral for the Promissory Note, as amended, and to the additions or releases of any other parties or persons primarily or secondarily liable. Whenever possible the provisions of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under such law, such provisions shall be ineffective to the extent of any such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All rights and obligations arising hereunder shall be governed by and construed in accordance with the laws of the same state which governs the interpretation and enforcement of the Promissory Note.

From and after any event of default under this Agreement, the Promissory Note, or any related deed of trust, security agreement or loan agreement, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Bank's Prime Rate plus 5% per annum ("Default Rate"), provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of North Carolina; and further that such rate shall apply after judgement. In the event of any default, the then remaining unpaid principal amount and accrued but unpaid interest then outstanding shall bear interest at the Default Rate until such principal and interest have been paid in full. **Bank shall not be obligated to accept any check, money order, or other payment instrument marked "payment in full" on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder.**

Unless otherwise required under a Loan Agreement, if applicable, and as long as any indebtedness evidenced by this Promissory Note, as modified by this Agreement remains outstanding or as long as Bank remains obligated to make advances, the undersigned shall furnish annually an updated financial statement in a form satisfactory to Bank, which, when delivered shall be the property of the Bank. Further, the undersigned agree to provide any and all documentation requested by the Bank in order to verify the identity of the undersigned in accordance with the USA Patriot Act.

(SIGNATURES ON FOLLOWING PAGE)

BB&T

NOTE MODIFICATION SIGNATURE PAGE

Borrower: RILEY TECHNOLOGIES LLC

Account Number: 9511504438 Note Number: 00003

Modification Amount: 1,500,000.00 Modification Date: 08/27/2009

Notice of Right to Copy of Appraisal: If a 1-4 family residential dwelling is pledged as collateral for this Agreement, you, the undersigned, have a right to copy of the real estate appraisal report used in connection with your application for credit. You must forward your request to the Bank no later than 90 days after the date of this Agreement. In your request letter, please provide your name, mailing address, appraised property address, the date of this Agreement, and the account and note numbers shown on the front of this Agreement.

IN WITNESS WHEREOF, the undersigned on the day and year first written above, has caused this note to be executed under seal.

If Borrower is a Corporation:

WITNESS:

______________________________ NAME OF CORPORATION

______________________________ By: ______________________________ (SEAL)

Title: ______________________________

______________________________ By: ______________________________ (SEAL)

Title: ______________________________

If Borrower is a Partnership, Limited Liability Company, Limited Liability Partnership or Limited Liability Limited Partnership:

WITNESS:

RILEY TECHNOLOGIES LLC
NAME OF PARTNERSHIP, LLC, LLP, OR LLLP

______________________________ By: ______________________________ (SEAL)

Title: MEMBER

______________________________ By: ______________________________ (SEAL)

Title: ______________________________

______________________________ By: ______________________________ (SEAL)

Title: ______________________________

If Borrower is an Individual:

WITNESS:

______________________________ ______________________________ (SEAL)

Additional Borrowers and Debtors/Grantors/Guarantors:

WITNESS:

______________________________ ______________________________ (SEAL)

______________________________ ______________________________ (SEAL)

______________________________ ______________________________ (SEAL)

______________________________ ______________________________ (SEAL)

______________________________ ______________________________ (SEAL)

______________________________ ______________________________ (SEAL)

BB&T

LOAN AGREEMENT

9511504438-00003
Account Number

This Loan Agreement (the "Agreement") is made this 27th day of August, 2009 by and between BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation ("Bank"), and:

Riley Technologies, LLC, a North Carolina limited liability company ("Borrower") having its chief executive office at Mooresville and whose manager(s) is/are Robert W. Riley and William P. Riley.

Robert W. Riley and William P. Riley (individually "Guarantor" and collectively the "Guarantors").

The Borrower has applied to Bank for and the Bank has agreed to make, subject to the terms of this Agreement, the following loan(s) (hereinafter referred to, singularly or collectively, if more than one, as "Loan"):

Line of Credit ("Line of Credit") in the maximum principal amount not to exceed $1,500,000 at any one time outstanding for the purpose of temporary expansion of current assets which shall be evidenced by the Borrower's Promissory Note dated on or after the date hereof which shall mature August 10, 2010, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full. Prior to maturity or the occurrence of any Event of Default hereunder and subject to any availability limitations, as applicable, the Borrower may borrow, repay, and reborrow under the Line of Credit through maturity. The Line of Credit shall bear interest at the rate set forth in any such Note evidencing all or any portion of the Line of Credit, the terms of which are incorporated herein by reference.

Additional terms, conditions and covenants of this Agreement are described in Schedule DD, or other schedule attached hereto, the terms of which are incorporated herein by reference. The promissory note evidencing the Line of Credit is referred to herein as the "Note" and shall include all extensions, renewals, modifications and substitutions thereof. The Line of Credit shall be secured by the collateral described in the security documents described below.

Section 1 Conditions Precedent

The Bank shall not be obligated to make any disbursement of Loan proceeds until all of the following conditions have been satisfied by proper evidence, execution, and/or delivery to the Bank of the following items in addition to this Agreement, all in form and substance satisfactory to the Bank and the Bank's counsel in their sole discretion:

USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver's license, and date of birth (if the Borrower is an individual) of the Borrower sufficient for the Bank to verify the identity of the Borrower in accordance with the USA Patriot Act. Borrower shall notify Bank promptly of any change in such information.

Note(s): The Note(s) evidencing the Loans(s) duly executed by the Borrower.

Security Agreement(s): Security Agreement(s) in which Borrower and any other owner (a "Debtor") of personal property collateral shall grant to Bank a first priority security interest in the personal property specified therein. (If Bank has or will have a security interest in any collateral which is inferior to the security interest of another creditor, Borrower must fully disclose to Bank any and all prior security interests, and Bank must specifically approve any such security interest which will continue during the Loan.)

Control Agreement: A Control Agreement pertaining to Deposit Accounts, Letter-of-Credit Rights and/or Electronic Chattel Paper, as required in connection with the Security Agreement(s).

UCC **Financing Statements:** Copies of UCC Financing Statements duly filed in Borrower's or other owner's state of incorporation, organization or residence, and in all jurisdictions necessary, or in the opinion of the Bank desirable, to perfect the security interests granted in the Security Agreement(s), and certified copies of Information Requests identifying all previous financing statements on record for the Borrower or other owner, as appropriate from all jurisdictions indicating that no security interest has previously been granted in any of the collateral described in the Security Agreement(s), unless prior approval has been given by the Bank.

Authorization and Certificate: An Authorization and Certificate executed by each Debtor under which such Debtor authorizes Bank to file a UCC Financing Statement describing collateral owned by such Debtor.

Commitment Fee: A commitment fee (or balance thereof) of $1,875 payable to the Bank on the date of execution of the Loan Documents, unless a schedule follows: N/A.

Guaranty: Guaranty Agreement(s) duly executed by the Guarantor(s).

Limited Liability Company Operating Agreement: A copy of the Borrower's Operating Agreement, certified by Borrower's manager(s) and/or members as to its completeness and accuracy.

Declaration of Limited Liability Company: A declaration or resolution from the Borrower's manager(s) authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.

Limited Liability Company Articles of Organization: A copy of the Articles of Organization and all other organizational documents of the Borrower, all filed with and certified by the Secretary of State of the Borrower's organization.

Additional Documents: Receipt by the Bank of other approvals, opinions, or documents as the Bank may reasonably request.

Section 2 Representations and Warranties

The Borrower and Guarantor(s) represent and warrant to Bank that:

2.01. **Financial Statements.** The balance sheet of the Borrower and its subsidiaries, if any, and the related Statements of Income and Retained Earnings of the Borrower and its subsidiaries, the accompanying footnotes together with the accountant's opinion thereon, and all other financial information previously furnished to the Bank, are true and correct and fairly reflect the financial condition of the Borrower and its subsidiaries as of the dates thereof, including all contingent liabilities of every type, and the financial condition of the Borrower and its subsidiaries as stated therein has not changed materially and adversely since the date thereof. Each Guarantor further represents and warrants that all financial statements provided by such Guarantor to Bank concerning such Guarantor's financial condition are true and correct and fairly represent such Guarantor's financial condition as of the dates thereof.

2.02. **Name, Capacity and Standing.** The Borrower's exact legal name is correctly stated in the initial paragraph of the Agreement. If the Borrower and/or any Guarantor is a corporation, general partnership, limited partnership, limited liability partnership, or limited liability company, each warrants and represents that it is duly organized and validly existing under the laws of its respective state of incorporation or organization; that it and/or its subsidiaries, if any, are duly qualified and in good standing in every other state in which the nature of their business shall require such qualification, and are each duly authorized by their board of directors, general partners or member/manager(s), respectively, to enter into and perform the obligations under the Loan Documents.

2.03. **No Violation of Other Agreements.** The execution of the Loan Documents, and the performance by the Borrower, by any and all pledgors (whether the Borrower or other owners of collateral property securing payment of the Loan (hereinafter sometimes referred to as the "Pledgor")) or by the Guarantor(s) thereunder will not violate any provision, as applicable, of its articles of incorporation, by-laws, articles of organization, operating agreement, agreement of partnership, limited partnership or limited liability partnership, or, of any law, other agreement,

indenture, note, or other instrument binding upon the Borrower, Pledgor or Guarantor(s), or give cause for the acceleration of any of the respective obligations of the Borrower or Guarantor(s).

2.04. **Authority.** All authority from and approval by any federal, state, or local governmental body, commission or agency necessary to the making, validity, or enforceability of this Agreement and the other Loan Documents has been obtained.

2.05. **Asset Ownership.** The Borrower and each Guarantor have good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements furnished to the Bank, and all such properties and assets are free and clear of mortgages, deeds of trust, pledges, liens, and all other encumbrances except as otherwise disclosed by such financial statements. In addition, each other owner of collateral has good and marketable title to such collateral, free and clear of any liens, security interests and encumbrances, except as otherwise disclosed to Bank.

2.06. **Discharge of Liens and Taxes.** The Borrower and its subsidiaries, if any, and each Guarantor have filed, paid, and/or discharged all taxes or other claims which may become a lien on any of their respective properties or assets, excepting to the extent that such items are being appropriately contested in good faith and for which an adequate reserve (in an amount acceptable to Bank) for the payment thereof is being maintained.

2.07. **Regulations U and X.** None of the Loan proceeds shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U and Regulation X of the Board of Governors of the Federal Reserve System.

2.08. **ERISA.** Each employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Borrower or by any subsidiary of the Borrower or Guarantor(s) meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and no "Reportable Event" nor "Prohibited Transaction" (as defined by ERISA) has occurred with respect to any such plan.

2.09. **Litigation.** There is no claim, action, suit or proceeding pending, threatened or reasonably anticipated before any court, commission, administrative agency, whether State or Federal, or arbitration which will materially adversely affect the financial condition, operations, properties, or business of the Borrower or its subsidiaries, if any, or the Guarantor(s), or the ability of the Borrower or the Guarantor(s) to perform their obligations under the Loan Documents.

2.10. **Other Agreements.** The representations and warranties made by Borrower to Bank in the other Loan Documents are true and correct in all respects on the date hereof.

2.11. **Binding and Enforceable.** The Loan Documents, when executed, shall constitute valid and binding obligations of the Borrower and Guarantors respectively, the execution of such Loan Documents has been duly authorized by the parties thereto, and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally.

2.12. **Commercial Purpose.** The Loan(s) are not "consumer transactions", as defined in the North Carolina Uniform Commercial Code, and none of the collateral was or will be purchased or held primarily for personal, family or household purposes.

Section 3 Affirmative Covenants

The Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Borrower shall:

3.01. **Maintain Existence and Current Legal Form of Business.** (a) Maintain its existence and good standing in the state of its incorporation or organization, (b) maintain its current legal form of business indicated above, and, (c), as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required.

3.02. **Maintain Records.** Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

3.03. **Maintain Properties.** Maintain, keep, and preserve all of its properties (tangible and intangible) including the collateral necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

3.04. **Conduct of Business.** Continue to engage in an efficient, prudent, and economical manner in a business of the same general type as now conducted.

3.05. **Maintain Insurance.** Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business, and business interruption insurance if required by Bank, which insurance may provide for reasonable deductible(s). The Bank shall be named as loss payee (Long Form) on all policies which apply to the Bank's collateral, and the Borrower shall deliver certificates of insurance at closing evidencing same. All such insurance policies shall provide, and the certificates shall state, that no policy will be terminated without 20 days prior written notice to Bank.

3.06. **Comply With Laws.** Comply in all respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed upon it or upon its property, and all Environmental Laws.

3.07. **Right of Inspection.** Permit the officers and authorized agents of the Bank, at any reasonable time or times in the Bank's sole discretion, to examine and make copies of the records and books of account of, to visit the properties of the Borrower, and to discuss such matters with any officers, directors, managers, members or partners, limited or general of the Borrower, and the Borrower's independent accountant as the Bank deems necessary and proper.

3.08. **Reporting Requirements.** Furnish to the Bank:

Monthly Financial Statements: As soon as available and not more than fifteen (15) days after the end of each month, balance sheets, statements of income, cash flow, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied and certified as true and correct by an officer, general partner or manager (or member(s)) of the Borrower, as appropriate.

Annual Financial Statements: As soon as available and not more than one hundred twenty (120) days after the end of each fiscal year, balance sheets, statements of income, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied. The financial statements must be of the following quality or better: Reviewed.

Loan Base Report: On or before the 15th day of each Month, or as provided and/or required in accordance with Schedule DD, Schedule GC, or Schedule DD-FC, a Loan Base Report in a form acceptable to Bank signed by the President, chief financial officer, general partner or manager (or members) of the Borrower, as appropriate.

Notice of Litigation: Promptly after the receipt by the Borrower, or by any Guarantor of which Borrower has knowledge, of notice or complaint of any action, suit, and proceeding before any court or administrative agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or Guarantor, as appropriate.

Tax Returns: As soon as available each year, complete copies (including all schedules) of all state and federal tax returns filed by Borrower.

Notice of Default: Promptly upon discovery or knowledge thereof, notice of the existence of any event of default under this Agreement or any other Loan Documents.

USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver's license, and date of birth (if the Borrower is an individual) of the Borrower sufficient for the Bank to verify the identity of the Borrower in accordance with the USA Patriot Act. Borrower shall notify Bank promptly of any change in such information.

Other Information: Such other information as the Bank may from time to time reasonably request.

3.09. **Deposit Accounts.** Maintain substantially all of its demand deposit/operating accounts with the Bank.

3.10. **Affirmative Covenants from other Loan Documents.** All affirmative covenants contained in any Deed of Trust, Security Agreement, Assignment of Leases and Rents, or other security document executed by the Borrower which are described in Section 1 hereof are hereby incorporated by reference herein.

Section 4 Guarantor(s) Covenants

Each Guarantor covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Guarantor shall:

4.01. **Maintain Existence and Current Legal Form of Business.** If Guarantor is a corporation, partnership, limited partnership, limited liability partnership or limited liability company, (a) maintain its existence and good standing in the state of its incorporation or organization, (b) maintain its current legal form of business as shown on the guaranty agreement provided by Guarantor to Bank in connection with the Loan, (c) without the Bank's prior written consent, change Guarantor's name, or enter into any merger, consolidation, reorganization or exchange of stock, ownership interests or assets, and (d) as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required.

4.02. **Maintain Properties.** Not, without the prior written consent of Bank, sell, transfer or otherwise dispose of all or substantially all of Guarantor's properties (tangible and intangible), except in the ordinary course of business.

4.03. **Comply With Laws.** Comply in all respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed or assessed upon Guarantor or upon Guarantor's property, and all Environmental Laws.

4.04. **Reporting Requirements.** Furnish to the Bank:

Annual Financial Statement(s): If Guarantor is an individual, a personal financial statement promptly after the anniversary date of the Loan, on form provided by the Bank and in such reasonable detail as the Bank may require; or, if Guarantor is a corporation, general partnership, limited partnership, limited liability partnership or limited liability company, as soon as available and not more than one hundred twenty (120) days after the end of each fiscal year of Guarantor, balance sheets, statements of income, and retained earnings for the period ended and a statement of changes in financial position, on form(s) to be provided by the Bank, all in reasonable detail, and all prepared in accordance with GAAP consistently applied; and, each financial statements must be of the following quality or better: Reviewed.

Notice of Litigation: Promptly after the receipt by Guarantor, or by Borrower of which Guarantor has knowledge, of notice of any action, suit, and proceeding before any court or governmental agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of the Guarantor or Borrower, as appropriate.

4.05. **Transfer of Ownership.** Not, without the prior written consent of the Bank: If Guarantor is a corporation, (a) issue, transfer or sell any new class of stock, or (b) issue, transfer or sell, in the aggregate, from its treasury stock and/or currently authorized but unissued shares of any class of stock, more than 10% of the total number of all such issued and outstanding shares as of the date of this Agreement; or, if Guarantor is a general partnership, limited partnership, limited liability partnership or limited liability company, issue, transfer or sell any interest in Guarantor.

4.06. **Tax Returns:** As soon as available each year, furnish complete copies (including all schedules) of all state and federal tax returns filed by Guarantor.

4.07. **Other Information:** Furnish such other information as the Bank may from time to time reasonably request.

Section 5 Financial Covenants

The Borrower covenants and agrees that from the date hereof until payment in full of all indebtedness and the performance of all obligations under the Loan Documents, the Borrower shall at all times maintain the following financial covenants and ratios all in accordance with GAAP unless otherwise specified:

Tangible Net Worth. A minimum tangible net worth of not less than $2,000,000. Tangible Net Worth is defined as net worth, plus obligations contractually subordinated to debts owed to Bank, minus goodwill, contract rights, and assets representing claims on stockholders or affiliated entities.

Debt to Worth. A ratio of total liabilities to tangible net worth of not greater than 1.5:1.0.

Debt Service Coverage Ratio. Minimum of Cash Flow to Debt Service Coverage of 1.25x. Cash Flow is defined as net profit before taxes, plus depreciation and amortization and interest minus owner withdrawals and dividends and advances to stockholders. Debt Service is defined as current maturities of long term debt plus interest expense.

Section 6 Negative Covenants

The Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations under the Loan Documents, the Borrower shall not, without the prior written consent of the Bank:

6.01. **Liens.** Create, incur, assume, or suffer to exist any lien upon or with respect to the Mortgaged Property, any of Borrower's properties, or the properties of any Pledgor securing payment of the Loan, now owned or hereafter acquired, except:

(a) Liens and security interests in favor of the Bank;

(b) Liens for taxes not yet due and payable or otherwise being contested in good faith and for which appropriate reserves are maintained;

(c) Other liens imposed by law not yet due and payable, or otherwise being contested in good faith and for which appropriate reserves are maintained;

(d) Liens on N/A securing an obligation to N/A not to exceed $N/A, or described on Schedule "N/A" attached hereto;

(e) purchase money security interests on any property hereafter acquired, provided that such lien shall attach only to the property acquired.

6.02. **Debt.** Create, incur, assume, or suffer to exist any debt, except:

(a) Debt to the Bank;

(b) Debt outstanding on the date hereof and shown on the most recent financial statements submitted to the Bank;

(c) Accounts payable to trade creditors incurred in the ordinary course of business;

(d) Debt secured by purchase money security interests as outlined above in Section 6.01 (e);

(e) Additional debt not to exceed $200,000 in the aggregate at any time.

6.03. **Capital Expenditures.** Expenditures for fixed assets in any fiscal year shall not exceed in the aggregate the sum of $300,000.

6.04. **Change of Legal Form of Business; Purchase of Assets.** Change Borrower's name or the legal form of Borrower's business as shown above, whether by merger, consolidation, conversion or otherwise, and Borrower shall not purchase all or substantially all of the assets or business of any Person.

6.05. **Leases.** Create, incur, assume, or suffer to exist any leases, except:

(a) Leases outstanding on the date hereof and showing on the most recent financial statement submitted to the Bank;

(b) Operating Leases for machinery and equipment which do not in the aggregate require payments in excess of $200,000 in any fiscal year of the Borrower.

6.06. **Dividends or Distributions; Acquisition of Capital Stock or Other Ownership Interests.** Declare or pay any dividends or distributions of any kind, or purchase or redeem, retire, or otherwise acquire any of Borrower's capital stock or other ownership interests, now or hereafter outstanding, in excess of $N/A in any fiscal year of the Borrower.

6.07. **Salaries.** Salaries and any other cash compensation to owners/officers/partners/managers shall be limited as follows: N/A.

6.08. **Guaranties.** Assume, guarantee, endorse, or otherwise be or become directly or contingently liable for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

6.09. **Loans.** Loans to directors, officers, partners, members, shareholders, subsidiaries and affiliates shall be limited as follows: Not to exceed $50,000.

6.10. **Disposition of Assets.** Sell, lease, or otherwise dispose of any of its assets or properties except in the ordinary and usual course of its business.

6.11. **Transfer of Ownership.** If Borrower is a corporation, (a) issue, transfer or sell any new class of stock, or (b) issue, transfer or sell, in the aggregate, from its treasury stock and/or currently authorized but unissued shares of any class of stock, more than 10% of the total number of all such issued and outstanding shares as of the date of this Agreement. If Borrower is a general partnership, limited partnership, limited liability partnership or limited liability company, issue, transfer or sell any interest in Borrower.

6.12. **Negative Covenants from other Loan Documents.** All negative covenants contained in any Deed of Trust, Security Agreement, Assignment of Leases or Rents, or other security document executed by the Borrower which are described in Section 1 hereof are hereby incorporated by reference herein.

Section 7 Hazardous Materials and Compliance with Environmental Laws

7.01. **Investigation.** Borrower hereby certifies that it has exercised due diligence to ascertain whether its real property, including without limitation the Mortgaged Property, is or has been affected by the presence of asbestos, oil, petroleum or other hydrocarbons, urea formaldehyde, PCBs, hazardous or nuclear waste, toxic chemicals and substances, or other hazardous materials (collectively, "Hazardous Materials"), as defined in applicable Environmental Laws. Borrower represents and warrants that there are no such Hazardous Materials contaminating its real property, nor have any such materials been released on or stored on or improperly disposed of on its real property during its ownership, occupancy or operation thereof. Borrower hereby agrees that, except in strict compliance with applicable Environmental Laws, it shall not knowingly permit any release, storage or contamination as long as any indebtedness or obligations to Bank under the Loan Documents remains unpaid or unfulfilled. In addition, Borrower does not have or use any underground storage tanks on any of its real property, including the Mortgaged Property which are not registered with the appropriate Federal and/or State agencies and which are not properly equipped and maintained in accordance with all Environmental Laws. If requested by Bank, Borrower shall provide Bank with all necessary and reasonable assistance required for purposes of determining the existence of Hazardous Materials on the Mortgaged Property, including allowing Bank access to the Mortgaged Property, and access to Borrower's employees having knowledge of, and to files and records within Borrower's control relating to the existence, storage, or release of Hazardous Materials on the Mortgaged Property.

7.02. **Compliance.** Borrower agrees to comply with all applicable Environmental Laws, including, without limitation, all those relating to Hazardous Materials. Borrower further agrees to provide Bank, and all appropriate Federal and State authorities, with immediate notice in writing of any release of Hazardous Materials on the Mortgaged Property and to pursue diligently to completion all appropriate and/or required remedial action in the event of such release.

7.03. **Remedial Action.** Bank shall have the right, but not the obligation, to undertake all or any part of such remedial action in the event of a release of Hazardous Materials on the Mortgaged Property and to add any expenditures so made to the principal indebtedness secured by the Deed(s) of Trust. Borrower agrees to indemnify and hold Bank harmless from any and all loss or liability arising out of any violation of the representations, covenants, and obligations contained in this Section 7, or resulting from the recording of the Deed(s) of Trust.

Section 8 Events of Default

The following shall be "Events of Default" by Borrower or any Guarantor:

8.01. The failure to make prompt payment of any installment of principal or interest on any of the Note(s) when due or payable.

8.02. Should any representation or warranty made in the Loan Documents prove to be false or misleading in any material respect.

8.03. Should any report, certificate, financial statement, or other document furnished prior to the execution of or pursuant to the terms of this Agreement prove to be false or misleading in any material respect.

8.04. Should the Borrower or any Guarantor default on the performance of any other obligation of indebtedness when due or in the performance of any obligation incurred in connection with money borrowed.

8.05. Should the Borrower, any Guarantor or any Pledgor breach any covenant, condition, or agreement made under any of the Loan Documents.

8.06. Should a custodian be appointed for or take possession of any or all of the assets of the Borrower or any Guarantor, or should the Borrower or any Guarantor either voluntarily or involuntarily become subject to any insolvency proceeding, including becoming a debtor under the United States Bankruptcy Code, any proceeding to dissolve the Borrower or any Guarantor, any proceeding to have a receiver appointed, or should the Borrower or any Guarantor make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of the Borrower's or any Guarantor's assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 20 days.

8.07. Should final judgment for the payment of money be rendered against the Borrower or any Guarantor which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon be effectively stayed.

8.08. Upon the death of, or termination of existence of, or dissolution of, any Borrower, Pledgor or Guarantor.

8.09. Should the Bank in good faith deem itself, its liens and security interests, if any, or any debt thereunder unsafe or insecure, or should the Bank believe in good faith that the prospect of payment of any debt or other performance by the Borrower or any Guarantor is impaired.

8.10. Should any lien or security interest granted to Bank to secure payment of the Note(s) terminate, fail for any reason to have the priority agreed to by Bank on the date granted, or become unperfected or invalid for any reason.

Section 9 Remedies Upon Default

Upon the occurrence of any of the above listed Events of Default, the Bank may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times:

9.01. Declare the balance(s) of the Note(s) to be immediately due and payable, both as to principal and interest, late fees, and all other amounts/expenditures without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower and each Guarantor, and such balance(s) shall accrue interest at the Default Rate as provided herein until paid in full;

9.02. Require the Borrower or Guarantor(s) to pledge additional collateral to the Bank from the Borrower's or any Guarantor's assets and properties, the acceptability and sufficiency of such collateral to be determined in the Bank's sole discretion;

9.03. Take immediate possession of and foreclose upon any or all collateral which may be granted to the Bank as security for the indebtedness and obligations of Borrower or any Guarantor under the Loan Documents;

9.04. Exercise any and all other rights and remedies available to the Bank under the terms of the Loan Documents and applicable law, including the North Carolina Uniform Commercial Code;

9.05. Any obligation of the Bank to advance funds to the Borrower or any other Person under the terms of under the Note(s) and all other obligations, if any, of the Bank under the Loan Documents shall immediately cease and terminate unless and until Bank shall reinstate such obligation in writing.

Section 10 Miscellaneous Provisions

10.01. **Definitions.**

"Availability" shall mean the lesser of (i) $1,500,000 or (ii) the Collateral Loan Value shown on the Loan Base Report furnished by Borrower to Bank on or before the 15th day of each Month as long as this Agreement shall remain in force, or as provided and/or determined in accordance with Schedule DD, Schedule CC or Schedule DD-FC. The percentages of acceptable collateral, as defined by Bank, which will be used to determine the Collateral Loan Value, shall be the following (unless otherwise set forth in Schedule DD hereto): Eligible Inventory - 40%; Eligible Accounts - 75%; Insured Foreign Accounts – N/A %.

"Default Rate" shall mean a rate of interest equal to Bank's Prime Rate plus five percent (5%) per annum (not to exceed the legal maximum rate) from and after the date of an Event of Default hereunder which shall apply, in the Bank's sole discretion, to all sums owing, including principal and interest, on such date.

"Environmental Laws" shall mean all federal and state laws and regulations which affect or may affect the Mortgaged Property, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Sedimentation Pollution Control Act (N.C.G.S. Sections 113A-5 et seq.), the Hazardous Chemicals Right to Know Act (N.C.G.S. Sections 95-173 et. seq.), the Oil Pollution and Hazardous Substances Control Act (N.C.G.S. Sections 143-215.75 et seq.), the North Carolina Solid Waste Management Act (N.C.G.S. Sections 130A-290 et seq.), and the Coastal Area Management Act (N.C.G.S. Sections 113-a-119 et seq.), as such laws or regulations have been amended or may be amended.

"Loan Documents" shall mean this Agreement including any schedule attached hereto, the Note(s), the Deed(s) of Trust, the Mortgage(s), the Security Agreement(s), the Assignment(s) of Leases and Rents, all UCC Financing Statements, the Guaranty Agreement(s), and all other documents, certificates, and instruments executed in connection therewith, and all renewals, extensions, modifications, substitutions, and replacements thereto and therefore.

"Person" shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a government agency or political subdivision thereof.

"GAAP" shall mean generally accepted accounting principles as established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, as amended and supplemented from time to time.

"Prime Rate" shall mean the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate, which is one of several rate indexes employed by the Bank when extending credit, and may not necessarily be the Bank's lowest lending rate.

10.02. **Non-Impairment.** If any one or more provisions contained in the Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect.

10.03. **Applicable Law.** The Loan Documents shall be construed in accordance with and governed by the laws of the State of North Carolina.

10.04. **Waiver.** Neither the failure or any delay on the part of the Bank in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by law.

10.05. **Modification.** No modification, amendment, or waiver of any provision of any of the Loan Documents shall be effective unless in writing and signed by the Borrower and Bank.

10.06. **Payment Amount Adjustment.** In the event that any Loan(s) referenced herein has a variable (floating) interest rate and the interest rate increases, Bank, at its sole discretion, may at any time adjust the Borrower's payment amount(s) to prevent the amount of interest accrued in a given period to exceed the periodic payment amount or to cause the Loan(s) to be repaid within the same period of time as originally agreed upon.

10.07 **Stamps and Fees.** The Borrower shall pay all federal or state stamps, taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents or any security granted to the Bank; and the Borrower and Guarantor agree to indemnify and hold harmless the Bank against any and all liability in respect thereof.

10.08. **Attorneys' Fees.** In the event the Borrower or any Pledgor or Guarantor shall default in any of its obligations hereunder and the Bank believes it necessary to employ an attorney to assist in the enforcement or collection of the indebtedness of the Borrower to the Bank, to enforce the terms and provisions of the Loan Documents, to modify the Loan Documents, or in the event the Bank voluntarily or otherwise should become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy Code), the Borrower and Guarantors agree to pay the reasonable attorneys' fees of the Bank and all related costs of collection or enforcement that may be incurred by the Bank. The Borrower and Guarantor shall be liable for such attorneys' fees and costs whether or not any suit or proceeding is actually commenced.

10.09. **Bank Making Required Payments.** In the event Borrower shall fail to maintain insurance, pay taxes or assessments, costs and expenses which Borrower is, under any of the terms hereof or of any Loan Documents, required to pay, or fail to keep any of the properties and assets constituting collateral free from new security interests, liens, or encumbrances, except as permitted herein, Bank may at its election make expenditures for any or all such purposes and the amounts expended together with interest thereon at the Default Rate, shall become immediately due and payable to Bank, and shall have benefit of and be secured by the collateral; provided, however, the Bank shall be under no duty or obligation to make any such payments or expenditures.

10.10. **Right of Offset.** Any indebtedness owing from Bank to Borrower may be set off and applied by Bank on any indebtedness or liability of Borrower to Bank, at any time and from time to time after maturity, whether by acceleration or otherwise, and without demand or notice to Borrower. Bank may sell participations in or make assignments of any Loan made under this Agreement, and Borrower agrees that any such participant or assignee shall have the same right of setoff as is granted to the Bank herein.

10.11. **UCC Authorization.** Borrower authorizes Bank to file such UCC Financing Statements describing the collateral in any location deemed necessary and appropriate by Bank.

10.12. **Modification and Renewal Fees.** Bank may, at its option, charge any fees for modification, renewal, extension, or amendment of any terms of the Note(s) permitted by N.C.G.S.§ 24.1.1 in North Carolina, and as otherwise permitted by law if Borrower is located in another state.

10.13. **Conflicting Provisions.** If provisions of this Agreement shall conflict with any terms or provisions of any of the Note(s) or security document(s) or any schedule attached hereto, the provisions of such Note(s) or security document(s) or any schedule attached hereto, as appropriate, shall take priority over any provisions in this Agreement.

10.14. **Notices.** Any notice permitted or required by the provisions of this Agreement shall be deemed to have been given when delivered in writing to the City Executive or any Vice President of the Bank at its offices in Mooresville, North Carolina, and to the Manager of the Borrower at its offices in Mooresville, North Carolina when sent by certified mail and return receipt requested.

10.15. **Consent to Jurisdiction.** Borrower hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement may be instituted in the Superior Court in Forsyth County, North Carolina, or the United States District Court for the Middle District of North Carolina, or in such other appropriate court and venue as Bank may choose in its sole discretion. Borrower consents to the jurisdiction of such courts and waives any objection relating to the basis for personal or in rem jurisdiction or to venue which Borrower may now or hereafter have in any such legal action or proceedings.

10.16. **Counterparts.** This Agreement may be executed by one or more parties on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.17. **Entire Agreement.** The Loan Documents embody the entire agreement between Borrower and Bank with respect to the Loans, and there are no oral or parol agreements existing between Bank and Borrower with respect to the Loans which are not expressly set forth in the Loan Documents.

10.18. **Indemnification.** The Borrower and the Guarantors hereby jointly and severally agree to and do hereby indemnify and defend the Bank, its affiliates, their successors and assigns and their respective directors, officer, employees and shareholders, and do hereby hold each of them harmless from and against, any loss, liability, lawsuit, proceeding, cost expense or damage (including reasonable in-house and outside counsel fees, whether suit is brought or not) arising from or otherwise relating to the closing, disbursement, administration, or repayment of the Loans, including without limitation: (i) the failure to make any payment to the Bank promptly when due, whether under the Notes evidencing the Loans or otherwise; (ii) the breach of any representations or warranties to the Bank contained in this agreement or in any other loan documents now or hereafter executed in connection with the Loans; or (iii) the violation of any covenants or agreements made for the benefit of the Bank and contained in any of the loan documents; provided, however, that the foregoing indemnification shall not be deemed to cover any loss which is finally determined by a court of competent jurisdiction to result solely from the Bank's gross negligence or willful misconduct.

10.19. **WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AGREEMENT. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK'S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.**

[SIGNATURES ON FOLLOWING PAGE]

BB&T

LOAN AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the Bank, Borrower and Guarantor(s) have caused this Agreement to be duly executed under seal all as of the date first above written.

Borrower is a General Partnership, Limited Partnership, Limited Liability Partnership, or Limited Liability Company:

WITNESS:

Riley Technologies, LLC (SEAL)
Name of Partnership, LLC or LLP

By: (SEAL)
Robert W. Riley
General Partner or Manager

By: (SEAL)
William P. Riley
General Partner or Manager

Additional Co-Borrowers or Guarantors:

WITNESS:

(SEAL)
Robert W. Riley

(SEAL)
William P. Riley

WITNESS:

BRANCH BANKING AND TRUST COMPANY

By:
DJ Barkalak

Title: Assistant Vice President

BB&T

SCHEDULE "DD" TO BB&T LOAN AGREEMENT

This Schedule "DD" is an attachment to and a part of the Loan Agreement (the "Loan Agreement") dated August 27, 2009 between Branch Banking and Trust Company ("Bank") and Riley Technologies, LLC ("Borrower").

DD.01. **Definitions**. In addition to the words and terms defined elsewhere in this Schedule DD, the Loan Agreement and the Uniform Commercial Code of North Carolina, as amended from time to time, (the "UCC") the following terms shall have the following specified meanings:

(a) Account Debtor. Any Person obligated to Borrower on an Account.

(b) Account(s). Any right to payment of a monetary obligation, whether or not earned by performance, including without limitation any receivable, contract right, note, draft, instrument, acceptance, chattel paper, lease, or other writing or open account resulting from the sale, lease, license, assignment or other disposal of property by Borrower, or from services rendered or to be rendered by Borrower.

(c) Advance Rate. The percentage of the total value of Eligible Accounts, Eligible Inventory, Eligible Export-Related Accounts, Eligible Export-Related Inventory, or Other Collateral Bank will lend to Borrower, as set forth in Section DD.02.

(d) Asset Based Lending Credit Line Sweep Services Agreement. If applicable, that agreement between Bank and Borrower whereby Borrower agrees that all remittances in payment of Accounts shall be deposited in its designated Collateral Reserve Account, Operating Account, or Medicare Receivables Account, as applicable, and shall be administered and applied in accordance with the ABL Credit Line Sweep Services Agreement. This agreement is to be read in conjunction with, and is a part of, the Treasury Management Agreement, the Loan Agreement and this Schedule DD.

(e) Asset Based Sweep Services Attachment. If applicable, that agreement between Bank and Borrower whereby Borrower agrees that all remittances in payment of Accounts which are deposited to the Collateral Reserve Account will be applied to the outstanding Line of Credit, as well as other provisions of the Loan Documents. This agreement is to be read in conjunction with, and is a part of, the Treasury Management Agreement, the Loan Agreement, and this Schedule DD.

(f) Availability. The lesser of the Bank's Line of Credit or Collateral Loan Value reduced by (i) the principal balance outstanding under the Line of Credit, (ii) the Letter of Credit Exposure Reserve, and (iii) the Availability Reserve as determined by Bank from the most recent Loan Base Report and otherwise in the sole discretion of the Bank after consideration of Collections.

(g) Availability Reserve. A reserve against Availability determined by Bank in its sole discretion from time to time to reflect events, conditions, contingencies or risks or other loans of Bank which without limitation do or may affect the Collateral Loan Value, the business prospects of Borrower or any Account Debtor, or the security interest of Bank, including enforceability, perfection and the priority thereof.

(h) Bill and Hold. An Account generated by the sale of goods for which an invoice has been issued to the buyer, but the goods represented by such Account remain undelivered to the buyer and/or under the control of Borrower or Borrower's representative.

(i) Collateral. Collateral shall mean the assets and property described in the Security Agreement including, without limitation, Borrower's Accounts, Inventory and Other Collateral.

(j) Collections. Collections shall be deemed to include Proceeds of Collateral, in any form received by Bank pursuant to a Lockbox Agreement, or deposited in a Collateral Reserve Account or an Operating Account or a Medicare Receivables Account or other account maintained with Bank, or any other account maintained for the benefit of the Bank, such as a blocked account, which Collections shall be the exclusive and sole property of Bank to the extent applied to the outstanding balance of the Line of Credit.

(k) Collateral Loan Value. The aggregate value of the Advance Rate as applied to the Eligible Accounts, and/or Eligible Export-Related Accounts, the Advance Rate as applied to the Eligible Inventory and/or Eligible Export-Related Inventory and the Advance Rate applied to the value of Other Collateral, if any.

(l) Collateral Reserve Account. The demand deposit account maintained with Bank by Borrower into which all proceeds of the Collateral shall be deposited and to which only Bank will have access. On the date hereof, the Collateral Reserve Account number with respect to the Line of Credit (domestic and/or foreign) is N/A (domestic) and N/A (foreign) and shall be deemed to include any substitute or replacement account at Bank.

(m) Contra Account. An Account subject to offset, in the sole discretion of Bank, by an Account Debtor of Borrower.

(n) Credit Insurance. A policy of credit insurance, satisfactory to Bank, insuring Accounts collaterally assigned to Bank naming Bank as a "loss payee."

(o) Cross Aging Rule. Should any Account due Borrower from an Account Debtor have 50% (upon notice, such other percentage as Bank in its discretion shall determine) or more of their total aggregate Accounts aged in excess of the Eligibility Period, then all Accounts from such Account Debtor shall be deemed ineligible.

(p) Eligible Account and/or Eligible Inventory. An Eligible Account is an Account which is not an Ineligible Account, as defined in Section DD.03 hereof; and Eligible Inventory is Inventory which is not Ineligible Inventory, as defined in Section DD.04 hereof.

(q) Eligible Export-Related Account and/or Eligible Export-Related Inventory. An Eligible Export-Related Account is a foreign account which is not an Ineligible Foreign Account, as defined in Section DD.03 hereof; and Eligible Export-Related Inventory is Inventory which is not Ineligible Export-Related Inventory as defined in Section DD.04 hereof.

(r) Eligibility Period. The Eligibility Period for any Account shall mean not more than 90 days from the original invoice date.

(s) Exam. Exam means those examinations on the premises of Borrower or wherever books, records, or Collateral are located, however maintained, including but not limited to the inspection of Inventory, and standard testing of such books and records by Bank's representatives, at any time during normal business hours of Borrower, with or without prior notice to Borrower from Bank, as provided in Section DD.06(b).

(t) Excess Inventory. That level of Inventory on hand determined by Bank to be in excess of a N/A (N/A) months supply of Borrower's requirements therefor unless, upon written notice by Bank, Bank in its discretion shall determine a greater or lesser level of Inventory.

(u) Fees. Those fees which Borrower will pay to Bank in conjunction with Bank's asset based lending services as set forth in Section DD-07 hereof, whether or not actual loan obligations exist, while the Loan Agreement is in force.

(v) Foreign Accounts. Any Account due from any Person located outside the fifty states comprising the United States of America and the District of Columbia unless the Account is due from a Person located in a country, commonwealth and/or possession identified in Section DD.02(f) hereof.

(w) Government Account. Any Account owed by the United States of America or any state or political subdivision thereof, or any department, agency, authority, board or instrumentality thereof.

(x) Ineligible Accounts and/or Ineligible Inventory. Shall have the meanings given in Sections DD.03 and DD.04 hereof.

(y) Ineligible Export-Related Accounts and/or Ineligible Export-Related Inventory. Shall have the meaning given in Sections DD.03 and DD.04 hereof.

(z) Intellectual Property. Property of any Person constituting under any applicable federal or state law a patent, copyright, trademark, service mark, trade name, trade secret, or license or other right to use any of the foregoing.

(aa) Inter-Company Account. Any Account from any Account Debtor with Borrower in any manner including, without limitation, as owner, member, partner, shareholder, officer, director, employee, agent, or which is an affiliate of Borrower.

(bb) Inventory. Goods which are leased or held by Borrower for sale or lease as lessor or furnished under a contract of service, and shall include goods, finished goods, raw materials, work-in-process, and materials to be used and/or consumed in a business and proceeds thereof including Accounts and Chattel Paper.

(cc) Inventory Caps. The maximum loan amount Bank may lend against the Eligible Inventory and/or Eligible Export-Related Inventory, as set forth in Section DD.02(c) and (d).

(dd) Letter of Credit. Any Letter of Credit issued by Bank on behalf of Borrower, as Applicant; provided, however, inclusion of this definition shall not imply, or be construed as, a commitment by Bank to issue any Letters of Credit.

(ee) Letter of Credit Exposure Reserve. At any given date, the aggregate face amount of outstanding Letters of Credit on such date plus the aggregate amount of drafts drawn under or purporting to be drawn under Letters of Credit that have been paid by Bank and for which Bank has not been reimbursed.

(ff) License Agreement. An agreement between Borrower and Licensor pursuant to which Borrower is authorized to use such Licensor's Intellectual Property in connection with the manufacturing, sale or other transfer or distribution of Inventory.

(gg) Licensor. Any Person from whom Borrower obtains a License Agreement.

(hh) Licensor/Bank Agreement. An agreement satisfactory to Bank among Borrower, Bank and Licensor pursuant to which Licensor consents and authorizes Bank to enforce its security interests and liens against Inventory with the benefit of the Intellectual Property regardless of whether Borrower has defaulted under a License Agreement therefor.

(ii) Line of Credit. The amount of each Line of Credit (domestic and/or foreign) approved by Bank and set forth in the Loan Agreement.

(jj) Loan Base Report. That report on Bank's standard form, or in a form otherwise acceptable to Bank, to be prepared, signed, dated and delivered by Borrower in accordance with Bank's instructions, and submitted to Bank by Borrower at specified intervals and/or occasions, and detailing pertinent information as regards Accounts and/or Inventory and/or Other Collateral, Reserves, Collateral Loan Value, outstanding Line of Credit balance, and Availability.

(kk) Lockbox Agreement. That agreement on Bank's standard form, or in a form otherwise acceptable to Bank, to be executed by Borrower relating to the provision for lockbox services and requirements.

(ll) Medicare Receivable. A Government Account arising from the provision of Medicare products and services by Borrower as an eligible provider and/or supplier of Medicare products or services.

(mm) Medicare Receivables Account. A deposit account in Borrower's name only maintained at Bank into which proceeds/payments of Medicare Receivables shall be deposited; and, notwithstanding any provision in the Loan Agreement, this Schedule or other agreements between Borrower and Bank, the Bank shall not have a right of offset, and by execution hereof does hereby waive, such right of offset to the proceeds/payments of Medicare Receivables deposited to such account.

(nn) Operating Account. Operating Account shall mean the Borrower's demand deposit account at any time with Bank, currently account number 5296168779 or any substitute or replacement account at Bank.

(oo) Other Collateral. Collateral that shall be included in Collateral Loan Value, other than Accounts or Inventory, as specifically approved and determined by Bank in its sole discretion.

(pp) Person. Any individual, corporation, general or limited partnership, limited liability company or partnership, limited liability limited partnership, trust, unincorporated organization, association, joint venture, or a state or federal government agency or political subdivision thereof.

(qq) Proceeds. Proceeds shall have the meaning given to it under the UCC and shall include without limitation the collections and distributions of Collateral, cash or non-cash.

(rr) Reserves. Aggregate deductions from the Collateral Loan Value and/or Availability as determined by Bank from time to time, including, but not limited to, Letter of Credit Exposure Reserve and the Availability Reserve.

DD.02. **Advance Rates/Advances/ Prepayment and Other Provisions.**

Bank agrees that the Advance Rates to be used to calculate the Collateral Loan Value shall be:

(a) 75% against the Eligible Accounts.

(b) 0% against the Eligible Export-Related Accounts

(c) Against the Eligible Inventory as follows:

		Inventory Sublimits:
40%	Finished Inventory	$500,000

40%	Raw Materials Inventory	$500,000	
0%	Work in Process Inventory	$0	
0%	In Transit Inventory	$0	
0%	Other Eligible Inventory	$0	
		Subtotal:	$500,000

(d) Against Eligible Export-Related Inventory as follows:

0%	Finished Inventory	$0	
0%	Raw Materials Inventory	$0	
0%	Work in Process Inventory	$0	
0%	Other Eligible Inventory	$0	
		Subtotal:	$0

Inventory values will not exceed the lower of cost or market and, if required by Bank, will be reduced by the LIFO reserve. The aggregate loan advances against Eligible Inventory shall not exceed at any time the foregoing Inventory Sublimits or Subtotals or an Aggregate Inventory Sublimit of $500,000 (the "Inventory Caps").

(e) Other Collateral shall be included in the Collateral Loan Value as approved by Bank from time to time, together with an Advance Rate determined by Bank from time to time.

(f) Any Account due from a Person located in the following identified countries, commonwealths, and/or possessions shall not be deemed a Foreign Account: (list) N/A.

(g) Notwithstanding that the following Account Debtor(s) shall be ineligible pursuant to the terms hereof, such Account Debtor(s) shall nonetheless be deemed eligible by Bank, subject to any limitations and/or advance provisions set forth below, until Bank, upon written notice, in its sole discretion, shall provide otherwise:

Account Debtor/Address	Limitations/Advance Provisions
N/A	N/A
________	________
________	________
________	________
________	________
________	________
________	________

Bank reserves the right, upon notice, in its sole discretion, to amend the Eligibility Period, Inventory Caps, Reserves, or the provisions of Section DD.02(f) and (g) at any time; and, the Loan Base Report, upon receipt by Bank, shall be subject to Bank's satisfactory review, acceptance or correction.

Bank agrees to (i) make advances under the Line of Credit automatically, without any request by Borrower upon the presentment of items drawn against Borrower's operating account, provided the Availability, as shown upon a current acceptable Loan Base Report as required herein, and otherwise determined by Bank in its sole discretion after consideration of Collections, is sufficient to cover such advances, or (ii) fund the operating account based on request(s) for advances from Borrower orally or in writing provided the Availability is sufficient to cover such advances. Borrower shall submit a completed Loan Base Report to Bank as required, so long as the Line of Credit shall exist, regardless of the outstanding balance thereof. It is further provided that Borrower releases Bank from any liability or obligation for and agrees to indemnify and hold Bank harmless from and against any loss, cost, damage or expense (including Bank's reasonable attorneys' fees) incurred or suffered as a result of the payment by Bank of any item drawn against Borrower's checking account that is subsequently determined to have been improperly paid for any reason, except for the gross negligence or willful misconduct of Bank. Bank also reserves the right, upon notice, in its sole discretion, to discontinue the automatic payment of items presented to Bank, and to require written or oral advance requests to be made by Borrower.

Bank is authorized (without any further request from Borrower) to advance on behalf of Borrower as a Loan all sums required to be paid by Borrower to Bank in respect of any Letter of Credit pursuant to the terms of the Application for Letter of Credit (including all fees associated therewith), but Bank shall have no obligation to make such a Loan.

Bank may debit the amount of any payment due under the Loan Agreement and this Schedule DD from the Operating Account, any deposit account or loan account of Borrower maintained with Bank, but Bank shall have no obligation to do so.

If the principal balance outstanding at any time under the Line of Credit exceeds the lesser of the approved maximum amount of the Line of Credit or the Collateral Loan Value reduced by the Reserves (herein an "Overadvance"), Borrower shall immediately prepay the Line of Credit to the extent necessary to eliminate such excess. For so long as the Overadvance shall exist and be continuing, and without prejudice to any other rights Bank may have hereunder, Bank shall be authorized upon written notice to Borrower to assess an overadvance fee as determined by Bank in its discretion in an amount up to 1% of the Overadvance but not less than $50, subject to such other minimum amount as Bank in its discretion upon notice to Borrower shall determine.

DD.03. **Ineligible Accounts.**
Ineligible Accounts shall include the following:

(a) The amount of any Account outside of the Eligibility Period.
(b) Any Account which is a Contra Account.
(c) Any Account subject to the Cross Aging Rule.
(d) Any Account which has been bonded or become subject to a suretyship or other similar arrangement.
(e) Any Inter-Company Account.
(f) Any Foreign Account, including any Export-Related Account, unless such Account shall be insured by Credit Insurance, or such Account shall be supported by a letter of credit for the benefit of and acceptable to Bank, or such Account shall be eligible pursuant to a duly executed Loan Authorization Agreement issued by the Small Business Administration of the United States Government in favor of Bank, or such Account is eligible pursuant to a duly executed Borrower Agreement issued by the Export-Import Bank of the United States in favor of Bank, or such Account is otherwise expressly approved in writing by the Bank.
(g) Any Account representing a Bill and Hold or similar arrangement.
(h) Any Government Account due from any branch, agency, or political subdivision of the State or Federal Government,

including without limitation, any municipality, county, or board for which the proper Assignment of Claims form, governmental consents, approvals, or Notice of Assignment form have not been fully executed or warrant issued for payment thereof by the state if such assignments, consents, approvals or warrants for payment shall be required by Bank in writing.

(i) Any Account due from any government agency which, by contract, precludes and/or prohibits the collateral assignment of such Account, unless otherwise expressly approved by Bank in writing.

(j) Any Account which, at the discretion of Bank, is deemed doubtful for collection for any reason, including but not limited to, those involving disputes, returns, credit worthiness, legal proceedings, whether in process, pending or threatened, conditional payments, is not free of all liens, encumbrances, charges, rights and interest except those in favor of Bank; or represent deposits, retainages, or progress billings, or are not payable in U.S. Dollars.

(k) That portion of Accounts due from an Account Debtor which is in excess of a concentration limit of twenty-five percent (25%) of Borrower's aggregate dollar amount of all outstanding Accounts.

(l) That portion of Accounts which represent a credit balance on any Account outside of the Eligibility Period.

(m) Any Chattel Paper unless expressly made an Eligible Account in writing by Bank.

(n) Any Account otherwise deemed ineligible by Bank in its sole discretion.

Bank reserves the right, upon notice, in its sole discretion, to amend the terms of the Ineligible Accounts at any time.

DD.04. **Ineligible Inventory.**

Ineligible Inventory shall include the following:

(a) Inventory not legally owned by Borrower, including but not be limited to, goods on consignment from any supplier, vendor, and/or individual, or goods on demonstration and/or for trial, and not subject to the first lien priority security interest in favor of Bank.

(b) Inventory not in new and/or salable condition, including but not limited to, damaged goods, goods used by Borrower and/or potential buyers, goods with missing components/parts and not in a whole condition.

(c) Inventory which has been held by Borrower more than N/A months without being sold and/or leased.

(d) Inventory representing work-in-process unless authorized by Bank pursuant to DD.02(c) and/or (d).

(e) Inventory deemed by Bank, at its sole discretion, to cause and/or represent unusual danger to the health and/or safety of individual(s) and/or the environment.

(f) Inventory which violates any federal law and/or laws of the city, county, or state where the goods are stored.

(g) Inventory of which Borrower is the legal owner but which is being stored and/or housed at a location other than the place of business of Borrower or in transit (unless otherwise approved by Bank in writing including conditions thereof) or is otherwise authorized as set forth hereinabove in Section DD.02(c) and/or (d).

(h) Inventory deemed otherwise ineligible by Bank in its sole discretion.

(i) Inventory subject to a security interest, lien or other encumbrance in favor of any other Person.

(j) Inventory, if Export-Related Inventory, unless such Inventory is eligible pursuant to a duly executed Loan Authorization Agreement issued by the Small Business Administration of the United States Government in favor of Bank, or such Inventory is eligible pursuant to a duly executed Borrower Agreement issued by the Export-Import Bank of the United States in favor of Bank, or such Inventory is otherwise expressly approved in writing by Bank.

(k) Inventory determined by Bank to be Excess Inventory.

(l) Inventory subject to a License Agreement for which Bank shall have required in writing a Licensor/Bank Agreement and such agreement shall not have been obtained.

Bank reserves the right, upon notice, in its sole discretion, to amend the terms of the Ineligible Inventory at any time.

DD.05. **Proceeds of Collateral and Application of Proceeds.** (Check either (b) or (c); and (a) if applicable.)

☐ (a) Borrower shall execute a Lockbox Agreement with Bank and shall notify, or cause to be notified, all Account Debtors to forward all remittances to the lockbox in accordance with such Lockbox Agreement. Customer shall pay all costs of such lockbox, including set up and administration thereof.

☐ (b) Borrower agrees to deposit all Proceeds of the Collateral in a Collateral Reserve Account at Bank, except that Medicare Receivables proceeds shall be deposited to the Medicare Receivables Account.

☒ (c) Borrower agrees to deposit all Proceeds of the Collateral in an Operating Account.

Borrower agrees that all Proceeds shall be applied as described in the Loan Documents (including the Asset-Based Sweep Services Attachment or the ABL Credit Line Sweep Services Agreement, if applicable). Bank reserves the right, in its sole discretion, to require Borrower to implement DD.05 (b) and/or DD.05 (a) immediately upon written notification from Bank.

DD.06. **Reporting / Exam.**

(a) Reporting. (Check all that apply)

Borrower shall provide the following reports, financial statements, list of Account Debtors and addresses and other reports to Bank upon execution hereof and thereafter as indicated below (herein the "Required Information"). Unless and until the Bank shall agree otherwise, such Required Information shall be submitted to Bank electronically in non-scanned PDF format acceptable to Bank via the internet as an electronic record thereof or in such other format acceptable to Bank.

Weekly	Quarterly	Annually	Month-End	
	☐		☒	Quarterly/Monthly Loan Base Reports. Quarterly/Monthly Loan Base Reports, prepared as of the end of each reporting period. Except as set forth below, Loan Base Reports are required for all loans covered by this Agreement no later than 15 days following each reporting period end. Additionally, all other required reports indicated below will also be due on the fifteenth (15th) day of each reporting period.
☐				Weekly Loan Base Reports. Weekly Loan Base Reports, based on information with an "as of" date no more than three (3) business days old when received by Bank. Sales and cash receipts journals shall accompany each report. The last Weekly Loan Base Report provided each month shall be a full or partial week with an "as of" date consistent with Borrower's fiscal month end, subject to reconciling adjustments, if any, in the monthly reports hereinafter required.
	☐		☒	Accounts Aging based upon invoice date by the fifteenth (15th) day of each reporting period.
	☐		☒	Inventory Report by the fifteenth (15th) day of each reporting period.

	☐		☒	Accounts Payable Aging by the fifteenth (15th) day of each reporting period.
	☐		☒	Financial Statements, which shall be due on the 15th day of each month/quarter as indicated.
		☒		A list of Account Debtors with current addresses.
☐	☐	☐	☐	Other. _____

Borrower shall forward to Bank any of these reports at such other times as Bank may require them, upon notice to Borrower, and/or any other reports deemed necessary by Bank in its discretion to monitor the Collateral for the Line of Credit. Notwithstanding any provision to the contrary, if any, in the Loan Agreement, the foregoing reporting requirements shall not be subject to notice of default by Bank, or right to cure by Borrower, it being expressly understood and agreed that timely receipt of same are material and fundamental to the Bank's administration and funding of the Line of Credit. Upon written notice, Bank shall be authorized to impose a late reporting fee as determined by Bank for failure of Borrower to timely comply with the reporting requirements of this section.

(b) Exam. From time to time, as deemed necessary by Bank in its sole discretion to monitor Collateral, Borrower hereby authorizes Bank or any agent or representative thereof to inspect, examine and verify the Accounts, Inventory, and Other Collateral, make copies of and make abstracts from all the records and books of account of, and visit the properties of, Borrower, and to discuss the affairs, finances, and Collateral generally of Borrower with any of its respective owners, officers, directors, shareholders, members, or partners and Borrower's independent accountants and consultants. Without expense to Bank, Bank may use any of Borrower's personnel, equipment, including computer equipment, programs and computer readable media as deemed necessary by Bank to conduct such Exam.

DD.07. **Fees.**

(a) Borrower shall pay to Bank the sum of $N/A per N/A as a fee for the use of Bank's asset based lending services which shall be in addition to any fees or other charges for the treasury services of Bank. This fee may be changed by written notice to Borrower.

(b) Borrower shall pay to Bank for each Exam of Borrower, an examination fee of $750.00 per diem per examiner plus expenses such as, but not limited to, travel expense(s), specialized equipment needed to count and/or value goods pledged as Collateral to Bank, the use of outside firms to perform any Exam as deemed necessary by Bank in its sole discretion to monitor Collateral, with said reimbursement being represented by receipts and/or listing of expense(s) submitted to Borrower by Bank along with Bank's invoice for reimbursement. Bank reserves the right to change the examination fee upon notice to Borrower.

(c) Borrower shall pay to Bank the actual cost of any appraisal of Inventory and/or Other Collateral performed by an independent appraiser as required by Bank.

(d) Bank in its discretion may charge a late reporting fee for Borrower's failure to provide timely reports required under Section DD.06.

(e) Bank reserves the right to debit all Fees from the Operating Account of Borrower.

DD.08. **Events of Default.** In addition to those Events of Default appearing elsewhere in the Loan Agreement, each of the following shall constitute an additional Event of Default under the Loan Agreement:

(a) The refusal by Borrower to permit Bank to inspect, examine or verify the books and records in accordance with the Exam provisions of this Loan Agreement.

(b) Failure to execute a Lockbox Agreement and notify Account Debtors to remit payments to the Lockbox, if required by Bank.

(c) Failure to deposit checks or other remittances received in payment of Accounts into the Collateral Reserve Account or Operating Account, as required pursuant to Section DD.05.

(d) If the outstanding principal balance under the Line of Credit plus the Reserves exceeds the Collateral Loan Value or the amount of the Line of Credit and Borrower fails immediately to prepay the Line of Credit by an amount sufficient to bring Borrower in compliance with this Schedule DD.

(e) If Borrower fails to comply with the Reporting requirements of DD.06(a).

(f) If Borrower fails to otherwise comply with any of the provisions of this Schedule "DD" or the Loan Agreement.

DD.09. **Other Provisions.**

(a) **Notice.** Any notice required to be given herein shall be effective when made and, notwithstanding any provisions in the Loan Agreement to the contrary, may be made by hand delivery, confirmed facsimile transmission, overnight courier, first class or certified mail return receipt requested.

(b) **Operating Account.** Notwithstanding any provision in the Loan Agreement to the contrary, Borrower shall establish and maintain its Operating Account and Medicare Receivables Account with Bank during the term hereof.

(c) **Certain Events.** Upon execution hereof and with each borrowing made hereunder pursuant to the Loan Base Report, Borrower shall be deemed to certify to Bank that (i) no Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default; (ii) no material adverse change shall have occurred in the financial or operating condition or prospects of Borrower since the date of the Loan Agreement; (iii) all Loan Documents shall have remained in full force and effect; and (iv) the representations and warranties contained in the Loan Agreement shall be true and correct as of such date.

(d) **Electronic Transactions.** Borrower and Bank agree that the electronic reporting of Required Information authorized herein shall constitute an agreement under the Uniform Electronic Transfer Act (the "Act"), in effect in the State of North Carolina; and any dispute or controversy relating to such reporting shall be interpreted in accordance with the provisions of the Act. With respect to such reporting, Borrower acknowledges that Bank shall not be responsible (i) for any failure, interruption, or delay in the performance of the internet; (ii) for any unauthorized, inadvertent, or fraudulent access, use or disclosure to third parties of the Required Information should it occur by error of transmission of Customer or reply thereto by Bank or otherwise; (iii) for Bank's failure to maintain security measures at the time of transmission or reply thereto to prevent unauthorized access, misappropriation and use of Required Information by third parties. Borrower expressly assumes the risk of unauthorized access, use or misappropriation by third parties of the Required Information transmitted to Bank via the internet and will hold harmless and indemnify Bank from any claim or expense, including reasonable attorneys fees associated therewith. Until Bank shall receive written notice otherwise from Borrower, the following persons may be contacted by Bank with any questions or issues about the Required Information:

Primary Contact Person	Secondary Contact Person
Ron McMahon	
Name	*Name*
CFO	
Title	*Title*
704-663-6319	
Telephone Number	*Telephone Number*
Ron.McMahon@RileyTech.com	
E-mail Address	*E-mail Address*

(e)

This agreement is made and entered into for the sole protection and benefit of Bank and Borrower, their successors and assigns, and no third person or persons shall have any right(s) to action hereon.

IN WITNESS WHEREOF, Borrower and Bank have executed this Schedule "DD" as of this date and have adopted as their respective seal the "seal" appearing beside or near their signatures below.

Borrower is a Corporation:

WITNESS:

By: __________

Title: __________

By: __________

Title: __________

Borrower is a Partnership, Limited Liability Company, or Limited Liability Partnership:

WITNESS:

Riley Technologies, LLC (SEAL)

By: [signature] (SEAL)
Robert W. Riley
General Partner or Manager

By: [signature] (SEAL)
William P. Riley
General Partner or Manager

By: __________ (SEAL)
General Partner or Manager

Borrower is an Individual:

WITNESS:

__________ (SEAL)

Additional Co-makers or Guarantors:

WITNESS:

[signature] (SEAL)
Robert W. Riley

[signature] (SEAL)
William P. Riley

__________ (SEAL)

__________ (SEAL)

WITNESS:

BRANCH BANKING AND TRUST COMPANY

By: DJ Barksdale

Title: Assistant Vice President